Exhibit 10.9

FIRST AMENDMENT TO ALCOA USA CORP. NONQUALIFIED

SUPPLEMENTAL RETIREMENT PLAN C

(as adopted effective August 1, 2016)

Pursuant to Section 5.1 of the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C (“Plan”), the Plan is amended effective, January 1, 2021 as follows:

1.	The Plan is amended to add a new introductory paragraph as follows:

As of January 1, 2021, pursuant to Section 5.1 of this Excess Plan, Alcoa USA Corp. is discontinuing crediting any additional accrued benefit and no new participants shall be allowed to participate under this Excess Plan. In conjunction with ceasing accruals under the Pension Plan for Certain Salaried Employees of Alcoa USA effective December 31, 2020, any compensation or service after December 31, 2020 will no longer be used toward the nonqualified accrued benefit under this Excess Plan; however, age and service will continue to be credited for purposes of determining eligibility for a type of retirement type only. This amendment is intended to be in compliance with all requirements of Section 409(A) of the Code.    Payment options under this Excess Plan will continue to apply under Section 2 to the retirement benefits calculated through December 31, 2020. Unless otherwise provided in payment options existing under the plan on December 31, 2020, in no case will there be an acceleration of payment of any benefit accrued to that date. No nonqualified pension benefit has been offered in lieu of this benefit.

2.	The definition of “Annual Compensation” in Article I of the Plan shall be amended by adding the following sentence to the end thereof:

A Participant’s Annual Compensation will not be considered after December 31, 2020.

3.	The definition of “Average Final Compensation” in Article I of the Plan shall be amended by adding the following sentence to the end thereof:

A Participant’s Average Final Compensation will be frozen and fixed as of December 31, 2020.

4.	The definition of “Pension Service” in Article I of the Plan shall be amended by adding the following sentence to the end thereof:

Pension Service will be frozen and fixed as of December 31, 2020 for purposes of determining the amount of a benefit under the Plan. Pension Service used for determining eligibility for a type of retirement will continue to grow after that date.

5.	The definition of “Reduced Average Final Compensation” in Article I of the Plan shall be amended by adding the following sentence to the end thereof:

A Participant’s Reduced Average Final Compensation will be frozen and fixed as of December 31, 2020.

6.	Article 2 of the Plan shall be amended by adding a new section 2.10 as follows:

Benefits Frozen as of December 31, 2020. Effective January 1, 2021, no additional Benefits will be accrued based on Pension Service or Average Final Compensation or Reduced Average Final Compensation on or after January 1, 2021.

7.	In all other respects, the Plan is ratified and confirmed.

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